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                                                                   EXHIBIT 10.19

                        AMENDED DIRECTORS' FEE STOCK PLAN
                         UNITED STATES EXPLORATION, INC.

      1) Purpose. This Directors' Fee Stock Plan (the "Plan") has been established effective as of April 1, 1998 by United States Exploration, Inc. (the "Company") to enable the Company to pay the compensation of its Directors in shares of the Company's Common Stock, thereby providing for or increasing the Directors' proprietary interest in the Company. The Plan provides for the issuance of shares of Common Stock of the Company ("Common Stock") on an annual basis in accordance with the terms and conditions set forth below.

      2) Number of Shares. Compensation due to each Director of the Company in his capacity as such, including compensation for committee membership (collectively, "Directors Fees"), for each calendar year shall be paid to the Director in shares of Common Stock ("Shares"). The number of Shares to be issued to each Director each year shall be determined by dividing the amount of Directors Fees due such Director for the year by the Average Fair Market Value (as defined below) of the Company's Common Stock for the year. For that purpose,
(i) the Average Fair Market Value of the Common Stock shall equal the arithmetic average of the Fair Market Values of the Common Stock on the first trading day of the year and the last trading day of the year and (ii) the Fair Market Value of the Common Stock shall mean the closing price of the Common Stock on the principal stock exchange on which it is then traded or, if the Common Stock is not then traded on an exchange, the closing price of the Common Stock as reported by Nasdaq, or if closing prices for the Common Stock are not then reported by Nasdaq, the average of the bid and asked prices of the Common Stock as reported by Nasdaq, or, if no bid and asked prices are reported by Nasdaq, the average of the bid and asked prices as reported by any other source selected by the Company's Board of Directors. The number of Shares due a Director shall be rounded up to the next whole Share in the event such determination results in a fraction of a Share. For the 1998 calendar year, the first trading day shall be deemed to be April 1, 1998. In the event a Director's service on the Board shall terminate for any reason during a year, the number of Shares to be issued for such partial year's service shall be determined by calculating the Average Fair Market Value using the Fair Market Values of the Common Stock on the first trading day of the year and the date that the Director's service terminated (or if such date is not a trading day, the next preceding trading day). In the event that a Director is first elected during a year, the number of Shares to be issued for such partial year's service shall be determined by calculating the Average Fair Market Value using the Fair Market Values of the Common Stock on the first day of the Director's terms as such (or, if such day is not a trading day, the next succeeding trading day) and the last trading day of the year. As used in this Plan, trading day means a day upon which the American Stock Exchange is open for trading. In the event of any stock dividend, stock split or other subdivision or combination of the Company's outstanding shares of Common Stock, the Fair Market Value of the Common Stock on any date prior to the effective date thereof shall be appropriately adjusted. Directors' Fees shall not include expenses for which the Directors are entitled to reimbursement, which shall be payable in cash.
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      3) Issuance of Shares. Subject to Section 4, Shares issuable under this
Plan in respect of each year shall be issued to the Directors within 30 days after the end of the year. In the event a Director's service on the Board shall terminate for any reason during a year, subject to Section 4, certificates representing the Shares due for the partial year shall be issued within 30 days after such termination. Notwithstanding the actual date of issuance of the certificates representing the Shares, and subject to Section 4, a Director shall be deemed for all purposes the registered holder of the Shares due for any year or partial year as of January 1 of the following year or, if such Director's service terminated prior to the end of the year, as of the first business day following such termination of service.

      4) Securities Law Compliance. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state securities laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. The Company shall use its best efforts to effect any such compliance, and each Director shall take any action reasonably requested by the Company in connection therewith; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act of 1933 (the "Securities Act") or any state securities law to satisfy its obligation to use its best efforts to effect such compliance. If the Shares have not been registered under the Securities Act at the time of issuance, Shares shall be issued only upon delivery by the Director to the Company of an investment letter and agreement signed by the Director containing such representations, warranties and covenants as the Committee may deem necessary to establish the availability of an exemption from the registration requirements of the Securities Act and all applicable state securities laws, which, until amended by the Board of Directors, shall be substantially in the form attached as Exhibit A.

      5) Establishment of Directors' Fees. The Board of Directors may from time to time establish the amount of Directors' Fees payable to each Director. Directors' Fees may be payable on an annual, per-meeting or other basis selected by the Board of Directors.

      6) Death of Director. In the event that a Director dies while in office, any Shares issuable under the Plan shall be issued to the Director's estate.

      7) Amendment of Plan. The Board of Directors may amend the Plan from time to time. No amendment shall adversely affect a Director's right to receive Shares issued or issuable under the Plan in respect of any completed year without the written consent of the affected Director.

      8) Interpretation of Plan. The Plan shall be administered and interpreted by the Board of Directors. Any determination by the Board as to the meaning or operation of the Plan shall be binding on all Directors.


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      9) Effective Date. The Plan shall be effective as of April 1, 1998, and shall apply to all Directors' Fees due in respect of periods commencing on or after that date unless and until amended by the Board of Directors.

      10) Termination. The Board of Directors may terminate the Plan at any time, but such action shall have no effect on Shares issued or issuable for any completed year.

      11. Share Issuance Limitation. In no event shall Shares issued in any one year under the Plan be more than five percent (5%) of the outstanding common stock of the Company at the time of issuance. In no event shall Shares issued in any five-year period under the Plan be more than ten percent (10%) of the outstanding common stock of the Company at the time of issuance.

                        The foregoing Plan was duly adopted by the Board of Directors Directors on June 29, 1998 and amended February 20, 2003

                           /s/ F. Michael Murphy
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                           F. Michael Murphy, Secretary